UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Elec tion of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 2, 2007, the Board of Directors of Jabil Circuit, Inc. (“Jabil”) approved, effective September 1, 2007, dividing a portion of Jabil’s business into a separate Consumer Electronics Division with its Electronics Manufacturing Services (EMS) business constituting a separate EMS Division. This will also result in changes to certain Jabil officer positions. Scott Brown, Senior Vice President, Jabil Technology Services, who is currently an “executive officer” as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, and was a “named executive officer” in our most recently filed proxy statement, will remain with Jabil as Vice President, Strategic Planning, but will no longer be considered an “executive officer” of Jabil effective September 1, 2007.

Item 7.01	Regulation FD Disclosure.

On August 3, 2007, Jabil issued a press release announcing its creation of a separate Consumer Electronics Division, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated August 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

August 3, 2007	By:	/s/ Sergio Cadavid
Sergio Cadavid,
Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2007.

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